EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-223582 on Form S-6 of our report dated April 4, 2018, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 21, comprising Optimized Equity Dividend Strategy, Series 3, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 4, 2018